UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2009

CELANESE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2009, Celanese Corporation (the “Company”) announced that Douglas M. Madden was appointed Chief Operating Officer of the Company, effective December 17, 2009, and will have responsibility for all of the Company’s business operating units.  Mr. Madden, age 57, is most recently Corporate Executive Vice President and an executive officer of the Company, with responsibility for the Acetyl Intermediates and Industrial Specialties business segments and the Asia region, a position he has held since February 2009.  He was the Executive Vice President, and President, Acetate, AT Plastics and Emulsions & PVOH, from 2006 through February 2009.  Mr. Madden previously served as President of Celanese Acetate from October 2003 to 2006.  Prior to assuming leadership for Celanese Acetate, Mr. Madden served as Vice President and General Manager of the acrylates business and head of global supply chain for Celanese Chemicals from 2000 to October 2003.  Prior to 2000, Mr. Madden held various vice president level positions in finance, global procurement, and business support with the Hoechst Celanese Life Sciences Group, Celanese Fibers and Celanese Chemicals businesses.  Mr. Madden started his career with American Hoechst Corporation in 1984 as manager of corporate distribution.  Mr. Madden received a Bachelor of Science degree in business administration from the University of Illinois.

There is no arrangement or understanding between Mr. Madden and any other persons pursuant to which he was appointed Chief Operating Officer of the Company, and there is no family relationship between Mr. Madden and any directors or executive officers of the Company.  Mr. Madden is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.  In connection with Mr. Madden’s promotion, the Company plans to adjust his compensation arrangements.  A summary of the changes to Mr. Madden’s compensation arrangements will be subsequently filed with the Securities and Exchange Commission.

On December 17, 2009, the Company also announced that Sandra Beach Lin, Corporate Executive Vice President and a named executive officer of the Company, will move from her oversight responsibility for the Advanced Engineered Materials and Consumer Specialties business segments and the European region to a leadership role driving the Company’s strategies and activities related to corporate social responsibility and sustainability globally, also effective December 17, 2009.

Item 8.01	Other Events.

In a press release dated December 17, 2009, attached as Exhibit 99.1, the Company announced that Douglas M. Madden was appointed Chief Operating Officer of the Company, and that Sandra Beach Lin will move to a leadership role driving the Company’s strategies and activities related to corporate social responsibility and sustainability globally, each effective December 17, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit(s)

Exhibit Number	Description
99.1	Press Release dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

Date: December 17, 2009	By:	/s/ Gjon N. Nivica, Jr.
Name: Gjon N. Nivica, Jr.
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 17, 2009